UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 13, 2014

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

86 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2014, the Annual Meeting of Shareholders of SBT Bancorp, Inc. (the “Corporation”) was held (the “Annual Meeting”).  A total of 710,714.94 of the Corporation’s shares were present or represented by proxy at the Annual Meeting.  The Corporation’s shareholders took the following actions:

Proposal #1 – Vote on the election of 4 persons, named in the Corporation’s proxy statement for the Annual Meeting, to serve as Class III directors of the Corporation for three year terms ending at the 2017 Annual Meeting of Shareholders.  The following is a list of Class III directors elected at the Annual Meeting with the number of votes “For” and “Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Withheld	Abstentions	Broker Non-Votes

Robert J. Bogino	472,108.94	770	0	237,836

Nicholas B. Mason	395,799.94	77,079	0	237,836

David W. Sessions	471,983.94	895	0	237,836

Ann G. Taylor	471,459.94	1,419	0	237,836

Proposal #2 – Vote on the non-binding advisory approval of the compensation of the named executive officers of the Corporation.  The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	370,097.79
Against	94,739.70
Abstentions	8,041.46
Broker Non-Votes	237,836.00

Proposal #3 – Vote on the ratification of Shatswell, MacLeod & Co., P.C., certified public accountants, as independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2014.  The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	696,970.92
Against	2,605.02
Abstentions	11,139.00
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

		By:	/s/ Martin J. Geitz
		Name:	Martin J. Geitz
		Title:	President and Chief Executive Officer

Dated:	May 15, 2014